Accenture Reports First-Quarter Fiscal 2026 Results

Accenture delivers strong new bookings and revenue growth at the top of the company’s guided range, with strong profitability and free cash flow; Confirms outlook for fiscal 2026 revenue growth, and adjusted operating margin and EPS

NEW YORK; December 18, 2025 — Accenture (NYSE: ACN) reported financial results for the first quarter of fiscal 2026 ended November 30, 2025.
All comparisons are to the first quarter of fiscal 2025, unless noted otherwise.

Accenture Chair and CEO Julie Sweet
“I am very pleased with our $21 billion in new bookings, including 33 clients with quarterly bookings greater than $100 million. We delivered revenue growth of 5% in local currency, at the top of our guided range, while continuing to gain market share. We also strengthened our leadership in advanced AI and deepened our ecosystem partnerships to help clients realize value. These results reflect our strategy to be the reinvention partner of choice for our clients. On behalf of our leadership team, I want to thank our clients, ecosystem partners and people who make these results possible.”

First Quarter Fiscal 2026 Key Metrics

•New bookings of $20.9 billion, an increase of 12% in U.S. dollars and 10% in local currency
•Advanced AI new bookings of $2.2 billion
•Revenues of $18.7 billion, an increase of 6% in U.S. dollars and 5% in local currency
•GAAP operating margin of 15.3%, a decrease of 140 bps compared to operating margin of 16.7% in the first quarter of fiscal 2025; adjusted[1] operating margin expanded 30 basis points to 17.0%
•GAAP diluted earnings per share of $3.54, a 1% decrease from GAAP diluted earnings per share of $3.59 in the first quarter of fiscal 2025; adjusted earnings per share increased 10% to $3.94
•Free cash flow of $1.5 billion
•Total cash returned to shareholders of $3.3 billion, reflecting $2.3 billion in repurchases or redemptions of 9.5 million shares, and cash dividend payments of $1.0 billion, or $1.63 per share, a 10% increase

Fiscal 2026 Business Outlook Highlights

•Company continues to expect full-year revenue growth to be 2% to 5% in local currency. Excluding an estimated 1% impact from its U.S. federal business, company continues to expect revenue growth to be 3% to 6% in local currency
•Now expects GAAP operating margin to be 15.2% to 15.4%, an expansion of 50 to 70 basis points; continues to expect adjusted operating margin to be 15.7% to 15.9%, an expansion of 10 to 30 bps
•Now expects GAAP diluted earnings per share to be in the range of $13.12 to $13.50, an 8% to 11% increase; continues to expect adjusted EPS to be in the range of $13.52 to $13.90, a 5% to 8% increase

1Adjusted financial measures presented in this release are non-GAAP financial measures that exclude business optimization costs recorded in the first quarter of fiscal 2026 and the fourth quarter of fiscal 2025 as further described in this release.

Q1 FY26 Financial Review

New Bookings

New bookings for the first quarter of fiscal 2026 were $20.94 billion, an increase of 12% in U.S. dollars and 10% in local currency compared to the first quarter of fiscal 2025.
•Consulting new bookings were $9.88 billion.
•Managed Services new bookings were $11.06 billion.

Revenues

Revenues for the first quarter of fiscal 2026 were $18.74 billion, an increase of 6% in U.S. dollars and 5% in local currency, and were at the top of the company’s guided range of $18.1 billion to $18.75 billion, or 1% to 5% growth in local currency. Revenues for the quarter reflect a foreign-exchange impact of positive 1.4%, compared with the positive 1% impact previously assumed.

Revenues by Type of Work

	Revenues (in billions)	Increase (Decrease) from Q1 FY25
		U.S. Dollars	Local Currency
Consulting	$9.41	4%	3%
Managed Services	$9.33	8%	7%
Total	$18.74	6%	5%

Revenues by Geographic Market

	Revenues (in billions)	Increase (Decrease) from Q1 FY25
		U.S. Dollars	Local Currency
Americas	$9.08	4%	4%
EMEA	$6.94	8%	4%
Asia Pacific	$2.73	7%	9%
Total	$18.74	6%	5%

Revenues by Industry Group

	Revenues (in billions)	Increase (Decrease) from Q1 FY25
		U.S. Dollars	Local Currency
Communications, Media & Technology	$3.10	9%	8%
Financial Services	$3.60	14%	12%
Health & Public Service	$3.80	0%	(1)%
Products	$5.74	6%	4%
Resources	$2.50	3%	2%
Total	$18.74	6%	5%
Amounts in tables may not total due to rounding.

Q1 FY26 Financial Review

Operating Margin and Operating Income

•GAAP operating margin (operating income as a percentage of revenues) for the quarter was 15.3%, compared to GAAP operating margin of 16.7% for the first quarter of fiscal 2025. Adjusted operating margin was 17.0% for the first quarter of fiscal 2026.
•GAAP operating income for the quarter decreased 3% to $2.87 billion compared with GAAP operating income of $2.95 billion in the first quarter of fiscal 2025. Adjusted operating income was $3.18 billion for the first quarter of fiscal 2026.

Gross margin (gross profit as a percentage of revenues) for the quarter was 33.1% compared to 32.9% in the first quarter of fiscal 2025. Selling, general and administrative (SG&A) expenses for the quarter were $3.02 billion, or 16.1% of revenues, compared with $2.87 billion, or 16.2% of revenues, for the first quarter of fiscal 2025.
The company’s GAAP effective tax rate for the quarter was 24.5%, compared with 21.6% for the first quarter of fiscal 2025. For the first quarter of fiscal 2026, the adjusted effective tax rate was 23.9%.
GAAP net income for the quarter was $2.24 billion, compared with $2.32 billion for the first quarter of fiscal 2025. For the first quarter of fiscal 2026, adjusted net income was $2.49 billion.

Earnings Per Share

•GAAP diluted EPS for the quarter were $3.54, a 1% decrease from $3.59 for the first quarter of fiscal 2025.
•Adjusted EPS for the quarter increased 10% to $3.94, which excludes $0.40 for business optimization costs.

Year over Year Increase in Adjusted Earnings Per Share

First Quarter Fiscal 2025 GAAP EPS	$3.59
Higher revenue and operating results	$0.29
Higher non-operating income	$0.11
Lower share count	$0.06
Lower net income attributable to noncontrolling interests	$0.01
Higher effective tax rate	$(0.12)
First Quarter Fiscal 2026 Adjusted EPS	$3.94

Q1 FY26 Financial Review

Cash Flow

	First Quarter Fiscal 2026 (in billions)	First Quarter Fiscal 2025 (in billions)
Operating Cash Flow	$1.66	$1.02
Less: Property & Equipment Additions	$0.16	$0.15
Free Cash Flow	$1.51	$0.87
Amounts in table may not total due to rounding.
Days services outstanding, or DSOs, were 51 days at November 30, 2025, compared with 47 days at August 31, 2025 and 50 days at November 30, 2024.
Accenture’s total cash balance at November 30, 2025 was $9.6 billion, compared with $11.5 billion at August 31, 2025.

Dividend

•On November 14, 2025, a quarterly cash dividend of $1.63 per share was paid to shareholders of record at the close of business on October 10, 2025.
◦These cash dividend payments totaled $1.0 billion.
•Accenture plc has declared another quarterly cash dividend of $1.63 per share for shareholders of record at the close of business on January 13, 2026.
◦This dividend, which is payable on February 13, 2026, represents a 10% increase over the quarterly dividend rate of $1.48 per share in fiscal 2025.

Share Repurchase Activity

•During the first quarter of fiscal 2026, Accenture repurchased or redeemed 9.5 million shares for a total of $2.3 billion, including 9.1 million shares repurchased in the open market.
•Accenture’s total remaining share repurchase authority at November 30, 2025 was approximately $5.6 billion.
•At November 30, 2025, Accenture had approximately 616 million total shares outstanding.

Business Outlook

Second Quarter Fiscal 2026 Outlook

Revenues	$17.35B – $18.0B
Revenue Growth (Local Currency)	1% – 5%
Foreign-Exchange Impact on Results	Approximately positive 3.5%

Full Year Fiscal 2026 Outlook

	As of December 18, 2025	As of September 25, 2025
Revenue Growth (Local Currency)	2% – 5% approx. 3% – 6% excluding an estimated 1% impact from its U.S. federal business	2% – 5% approx. 3% – 6% excluding an estimated 1% to 1.5% impact from its U.S. federal business
Foreign-Exchange Impact on Results	approx. +2%	approx. +2%
GAAP Operating Margin *	15.2% – 15.4% 50 bps – 70 bps expansion over FY25	15.3% – 15.5% 60 bps – 80 bps expansion over FY25
Adjusted Operating Margin	15.7% – 15.9% 10 bps – 30 bps expansion over FY25, excluding $308 million and $615 million for business optimization costs in Q1 FY26 and Q4 FY25, respectively	15.7% – 15.9% 10 bps – 30 bps expansion over FY25, excluding an estimated $250 million for business optimization costs in Q1 FY26
Annual Effective Tax Rate (GAAP and Adjusted)	23.5% – 25.5%	23.5% – 25.5%
GAAP Diluted EPS *	$13.12 – $13.50 8% – 11% increase over FY25	$13.19 – $13.57 9% – 12% increase over FY25
Adjusted EPS	$13.52 – $13.90 5% – 8% increase over FY25, excluding $0.40 and $0.78 for business optimization costs in Q1 FY26 and Q4 FY25, respectively	$13.52 – $13.90 5% – 8% increase over FY25, excluding an estimated $0.33 per share for business optimization costs in Q1 FY26
Operating Cash Flow	$10.8B – $11.5B	$10.8B – $11.5B
Property & Equipment Additions	$1.0B	$1.0B
Free Cash Flow	$9.8B – $10.5B	$9.8B – $10.5B
Capital Return	at least $9.3B	at least $9.3B
*Updated from outlook provided in previous quarter

Conference Call and Webcast Details
Accenture will host a conference call at 8:00 a.m. EST today to discuss its first quarter fiscal 2026 financial results. To participate in the teleconference, please dial +1 (877) 883-0383 [+1 (412) 317-6061 outside the U.S., Puerto Rico and Canada] and enter access code 1422495 approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live via webcast on the Investor Relations section of the Accenture website at accenture.com. A replay will be available on this website following the call.

About Accenture
Accenture is a leading solutions and services company that helps the world’s leading enterprises reinvent by building their digital core and unleashing the power of AI to create value at speed across the enterprise, bringing together the talent of our approximately 784,000 people, our proprietary assets and platforms, and deep ecosystem relationships. Our strategy is to be the reinvention partner of choice for our clients and to be the most client-focused, AI-enabled, great place to work in the world. Through our Reinvention Services we bring together our capabilities across strategy, consulting, technology, operations, Song and Industry X with our deep industry expertise to create and deliver solutions and services for our clients. Our purpose is to deliver on the promise of technology and human ingenuity, and we measure our success by the 360° value we create for all our stakeholders. Visit us at accenture.com.

Non-GAAP Financial Information
This news release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that the non-GAAP financial measures herein are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP. Accenture provides full-year revenue guidance on a local-currency basis and not in U.S. dollars because the impact of foreign exchange rate fluctuations could vary significantly from the company’s stated assumptions.

Forward-Looking Statements
Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “aspires,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook,” “goal,” “target,” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance nor promises that goals or targets will be met, and involve a number of risks, uncertainties and other factors that are difficult to predict and could cause actual results to differ materially from those expressed or implied. These risks include, without limitation, risks that: Accenture’s results of operations have been, and may in the future be, adversely affected by volatile, negative or uncertain economic and geopolitical conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; Accenture’s business depends on generating and maintaining client demand for the company’s solutions and services including through the adaptation and expansion of its solutions and services in response to ongoing changes in technology and offerings, and a significant reduction in such demand or an inability to respond to the evolving technological environment could materially affect the company’s results of operations; risks and uncertainties related to the development and use of AI, including advanced AI, could harm the company’s business, damage its reputation or give rise to legal or regulatory action; if Accenture is unable to match people and their skills with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; Accenture faces legal, reputational and financial risks from any failure to protect client and/or company data from security incidents or cyberattacks; the markets in which Accenture operates are highly competitive, and Accenture might not be able to compete effectively; if Accenture does not successfully manage and develop its relationships with its ecosystem partners or fails to anticipate and establish new alliances in new technologies, the company’s results of operations could be adversely affected; Accenture’s ability to attract and retain business and employees may depend on its reputation in the marketplace; Accenture’s profitability could materially suffer due to pricing pressure, if the company is unable to remain competitive, if its cost-management strategies are unsuccessful or if it experiences delivery inefficiencies or fail to satisfy certain agreed-upon targets or specific service levels; changes in Accenture’s level of taxes, as well as audits, investigations and tax proceedings, or changes in tax laws or in their interpretation or enforcement, could have a material adverse effect on the company’s effective tax rate, results of operations, cash flows and financial condition; Accenture’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; Accenture's debt obligations could adversely affect our business and financial condition; as a result of Accenture’s geographically diverse operations and our strategy to continue to grow in our key markets around the world, the company is more susceptible to certain risks; if Accenture is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; Accenture might not be successful at acquiring, investing in or integrating businesses, entering into joint ventures or divesting businesses; Accenture’s business could be materially adversely affected if the company incurs legal liability; Accenture’s work with government clients exposes the company to additional risks inherent in the government contracting environment; Accenture’s global operations expose the company to numerous and sometimes conflicting legal and regulatory requirements; if Accenture is unable to protect or enforce its intellectual property rights or if Accenture’s solutions or services infringe upon the intellectual property rights of others or the company loses its ability to utilize the intellectual property of others, its business could be adversely affected; Accenture may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent Annual Report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

Rachel Frey Accenture Media Relations +1 917 452 4421 rachel.frey@accenture.com	Alexia Quadrani Accenture Investor Relations +1 917 452 8542 alexia.quadrani@accenture.com

Accenture plc
Consolidated Income Statements
(In thousands of U.S. dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended
	November 30, 2025	% of Revenues	November 30, 2024	% of Revenues
REVENUES:
Revenues	$18,742,125	100.0%	$17,689,545	100.0%
OPERATING EXPENSES:
Cost of services	12,545,007	66.9%	11,866,716	67.1%
Sales and marketing	1,874,932	10.0%	1,811,109	10.2%
General and administrative costs	1,140,947	6.1%	1,063,243	6.0%
Business optimization costs	307,541	1.7%	—	—%
Total operating expenses	15,868,427		14,741,068
OPERATING INCOME	2,873,698	15.3%	2,948,477	16.7%
Interest income	106,223		76,027
Interest expense	(65,365)		(30,042)
Other income (expense), net	53,114		(39,217)
INCOME BEFORE INCOME TAXES	2,967,670	15.8%	2,955,245	16.7%
Income tax expense	725,774		639,055
NET INCOME	2,241,896	12.0%	2,316,190	13.1%
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc.	(2,083)		(2,170)
Net income attributable to noncontrolling interests – other (1)	(28,252)		(35,126)
NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$2,211,561	11.8%	$2,278,894	12.9%
CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$2,211,561		$2,278,894
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc. (2)	2,083		2,170
Net income for diluted earnings per share calculation	$2,213,644		$2,281,064
WEIGHTED AVERAGE SHARES:
Basic	619,307,086		625,676,922
Diluted	626,043,040		634,656,410
EARNINGS PER SHARE:
Basic	$3.57		$3.64
Diluted	$3.54		$3.59
Cash dividends per share	$1.63		$1.48
(1)Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.
(2)Diluted earnings per share assumes the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis. The income effect does not take into account “Net income attributable to noncontrolling interests — other,” since those shares are not redeemable or exchangeable for Accenture plc Class A ordinary shares.

Accenture plc
Summary of Revenues
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Percent Increase (Decrease) U.S. Dollars	Percent Increase (Decrease) Local Currency
	November 30, 2025	November 30, 2024
GEOGRAPHIC MARKETS
Americas	$9,080,059	$8,733,095	4%	4%
EMEA	6,935,233	6,411,952	8	4
Asia Pacific	2,726,833	2,544,498	7	9
Total Revenues	$18,742,125	$17,689,545	6%	5%
INDUSTRY GROUPS
Communications, Media & Technology	$3,102,457	$2,857,885	9%	8%
Financial Services	3,602,372	3,168,835	14	12
Health & Public Service	3,796,837	3,812,609	—	(1)
Products	5,741,241	5,425,317	6	4
Resources	2,499,218	2,424,899	3	2
Total Revenues	$18,742,125	$17,689,545	6%	5%
TYPE OF WORK
Consulting	$9,414,567	$9,045,228	4%	3%
Managed Services	9,327,558	8,644,317	8	7
Total Revenues	$18,742,125	$17,689,545	6%	5%

Accenture plc
Operating Income by Geographic Market
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	November 30, 2025		November 30, 2024
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
Americas	$1,527,335	17%	$1,377,234	16%	$150,101
EMEA	900,491	13	1,035,977	16	(135,486)
Asia Pacific	445,872	16	535,266	21	(89,394)
Total Operating Income	$2,873,698	15.3%	$2,948,477	16.7%	$(74,779)

Accenture plc
Reconciliation of Operating Income, as Reported (GAAP) to Operating Income as Adjusted (Non-GAAP)
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	November 30, 2025				November 30, 2024
	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	Operating Margin (Non-GAAP)	As Reported (GAAP)	Operating Margin (GAAP)	Increase (Decrease) (Non-GAAP)
Americas	$1,527,335	$66,749	$1,594,084	18%	$1,377,234	16%	$216,850
EMEA	900,491	169,811	1,070,302	15	1,035,977	16	34,325
Asia Pacific	445,872	70,981	516,853	19	535,266	21	(18,413)
Total Operating Income	$2,873,698	$307,541	$3,181,239	17.0%	$2,948,477	16.7%	$232,762
(1)Costs recorded in connection with business optimization actions initiated during the fourth quarter of fiscal 2025 and completed during the first quarter of fiscal 2026, primarily for employee severance.

Accenture plc
Reconciliation of Net Income and Diluted Earnings Per Share, as Reported (GAAP), to Net Income and Diluted Earnings Per Share, as Adjusted (Non-GAAP)
(In thousands of U.S. dollars, except per share amounts)
(Unaudited)

	Three Months Ended
	November 30, 2025			November 30, 2024
	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	As Reported (GAAP)
Operating Income	$2,873,698	$307,541	$3,181,239	$2,948,477
Operating Margin	15.3%	1.7%	17.0%	16.7%

Income before income taxes	2,967,670	307,541	3,275,211	2,955,245
Income tax expense	725,774	57,232	783,006	639,055
Net Income	$2,241,896	$250,309	$2,492,205	$2,316,190
Effective tax rate	24.5%	18.6%	23.9%	21.6%
Diluted earnings per share (2)	$3.54	$0.40	$3.94	$3.59
(1)Costs recorded in connection with business optimization actions initiated during the fourth quarter of fiscal 2025 and completed during the first quarter of fiscal 2026, primarily for employee severance.
(2)The impact of the business optimization costs on diluted earnings per share are presented net of related taxes. The income tax effect was negative $0.09 for the three months ended November 30, 2025. This includes both the current and deferred income tax impact and was calculated by using the relevant tax rate of the country where the costs were recorded.

Accenture plc
Consolidated Balance Sheets
(In thousands of U.S. dollars)

	November 30, 2025	August 31, 2025
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$9,649,405	$11,478,729
Short-term investments	5,906	5,945
Receivables and contract assets	16,006,709	14,985,073
Other current assets	2,404,674	2,430,942
Total current assets	28,066,694	28,900,689
NON-CURRENT ASSETS:
Contract assets	188,147	180,362
Investments	803,000	721,260
Property and equipment, net	1,558,316	1,566,374
Lease assets	2,758,958	2,740,321
Goodwill	22,621,663	22,536,416
Other non-current assets	8,701,685	8,749,475
Total non-current assets	36,631,769	36,494,208
TOTAL ASSETS	$64,698,463	$65,394,897
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$113,676	$114,484
Accounts payable	2,971,647	2,695,589
Deferred revenues	5,494,732	6,073,170
Accrued payroll and related benefits	7,937,214	8,084,214
Lease liabilities	729,244	729,003
Other accrued liabilities	2,650,008	2,655,637
Total current liabilities	19,896,521	20,352,097
NON-CURRENT LIABILITIES:
Long-term debt	5,031,646	5,034,169
Lease liabilities	2,327,433	2,305,210
Other non-current liabilities	5,520,581	5,462,454
Total non-current liabilities	12,879,660	12,801,833
Total Accenture plc shareholders’ equity	30,867,503	31,195,446
Noncontrolling interest	1,054,779	1,045,521
Total Shareholders' Equity	31,922,282	32,240,967
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$64,698,463	$65,394,897

Accenture plc
Consolidated Cash Flows Statements
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	November 30, 2025	November 30, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,241,896	$2,316,190
Depreciation, amortization and other	581,791	569,340
Share-based compensation expense	468,992	470,425
Change in assets and liabilities/other, net	(1,628,582)	(2,333,469)
Net cash provided by (used in) operating activities	1,664,097	1,022,486
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(156,582)	(152,205)
Purchases of businesses and investments, net of cash acquired	(373,794)	(241,560)
Proceeds from the sale of businesses and investments, net of cash transferred	22,633	5,270
Other investing, net	2,868	2,971
Net cash provided by (used in) investing activities	(504,875)	(385,524)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	466,199	477,367
Purchases of shares	(2,330,593)	(898,264)
Proceeds from (repayments of) debt, net	—	4,129,200
Cash dividends paid	(1,009,816)	(925,558)
Other financing, net	(36,840)	(30,997)
Net cash provided by (used in) financing activities	(2,911,050)	2,751,748
Effect of exchange rate changes on cash and cash equivalents	(77,496)	(87,124)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,829,324)	3,301,586
CASH AND CASH EQUIVALENTS, beginning of period	11,478,729	5,004,469
CASH AND CASH EQUIVALENTS, end of period	$9,649,405	$8,306,055